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Registration Statement No. 333-132936-14
Dated March 29, 2007
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. 8A TO PROSPECTUS SUPPLEMENT
DATED MARCH 24, 2008 TO PROSPECTUS DATED MARCH 29, 2007

Credit Suisse

Callable Yield Notes
Linked to the Performance of One or More Indices or Exchange Traded Funds or a
Weighted Basket of Indices and/or Exchange Traded Funds

         The securities offered by this product supplement, which we refer to as the "securities," will be linked to the performance of one or more indices, each of which we refer to as a "reference index," and/or one or more exchange traded funds, each of which we refer to as a "fund" (each reference index and fund, an "underlying"), or to a weighted basket of underlyings, which we refer to as a "basket" (each underlying included in a basket, also a "basket component").

         This product supplement describes terms that will apply generally to the securities, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

         The one or more underlyings or the basket of underlyings to which the securities will be linked will be specified in the applicable pricing supplement. The maturity date of the securities will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on the final valuation date, unless otherwise specified in the applicable pricing supplement.

         Unless otherwise specified in the applicable pricing supplement, the securities will accrue interest at a rate per annum from and including the issue date of the securities to and including the earlier of the maturity date or early redemption date. The applicable pricing supplement will set forth the interest payment dates applicable to the securities. If any such interest payment date is not a business day, interest will be payable subject to the modified following business day convention, which means that payment will be made on the first following business day, unless that business day falls in the next calendar month, in which case the payment will be made on the first preceding business day.

         The redemption amount of the securities will depend on either the individual performance of each underlying or the performance of the basket and whether a knock-in event occurs. Subject to early redemption (as defined below), if applicable, the redemption amount is determined as follows:

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  If a knock-in event occurs, the redemption amount per security will equal the principal amount per security multiplied by the sum of one plus the percentage change during the observation period of the relevant underlying or the basket, as applicable, subject to a maximum of zero. In such case, the maximum redemption amount per security will equal the principal amount per security, but the redemption amount will likely be less than the principal amount of your securities and you could lose your entire investment.

  •
  If a knock-in event does not occur, the redemption amount per security will equal the principal amount per security.

         Regardless of whether a knock-in event occurs, you will receive interest as specified in the applicable pricing supplement to the maturity date or early redemption date, as the case may be.

         Unless otherwise specified in the applicable pricing supplement, a "knock-in event" will occur if, the level of any underlying or a basket reaches or falls below its knock-in level on any day during the observation period. The "knock-in level" for each underlying or the basket, as applicable, will be specified in the applicable pricing supplement. The applicable pricing supplement will specify whether the securities are subject to daily monitoring or continuous monitoring, or another method for monitoring the underlyings or the basket.

         The securities may be subject to an early automatic call and/or may be redeemable at our option, in each case in whole, but not in part, at 100% of the principal amount of the securities, together with any accrued but unpaid interest. We refer to such early automatic call and redemption at our option as "early redemption." The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

         Please refer to "Risk Factors" beginning on page PS-3 of this product supplement for risks related to an investment in the securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

         The securities are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is October 1, 2008.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

        We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement or the accompanying prospectus supplement or prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this product supplement.

        In this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

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 NOTICE TO INVESTORS

  Argentina

        The securities are not and will not be authorized by the Argentine Comisión Nacional de Valores for public offering in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

  Uruguay

        This is a private offering. The securities have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

  Brazil

        Each purchaser of securities will be required to represent and agree that it has not offered or sold, and will not offer or sell, any securities in Brazil, except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations. The securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM).

  Mexico

        The securities have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

  Chile

        NEITHER THE ISSUER NOR THE SECURITIES HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18.045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS PRICING SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE SECURITIES IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED BUYERS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT "ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC").

  European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (Directive 2003/71/EC) (each, a Relevant Member State), the securities may not be sold or offered or any offering materials relating thereto distributed, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, to the public (within the meaning of that Directive) in that Relevant Member State, except in circumstances which do not require the publication of a prospectus pursuant to the Prospectus Directive.

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 SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of securities will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are the Callable Yield Notes?

        The Callable Yield Notes, or the securities, are medium-term notes issued by us, the return on which is linked to the performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. Subject to early redemption, if applicable, you will receive interest at a rate per annum as specified in the applicable pricing supplement, and at maturity, you will receive a redemption amount in cash, if any, that will depend on either the individual performance of each underlying or a basket of underlyings and on whether a knock-in event has occurred.

        For a description of how the redemption amount will be calculated, please refer to "Description of the Securities—Redemption amount" below.

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. Please see the section entitled "Risk Factors" on page PS-3.

        The securities are not principal-protected. If a knock-in event occurs, a negative return on the underlying or the basket, as applicable, will reduce your redemption amount at maturity and you could lose your entire principal amount.

Will I receive interest on the securities?

        Subject to early redemption, we will pay interest at a rate of per annum, as specified in the applicable pricing supplement. Interest is payable to the maturity date or early redemption date, as the case may be, regardless of whether a knock-in event occurs.

Does an investment in the securities entitle me to any ownership interests in the stocks included in or comprising any underlying or the basket?

        An investment in the securities does not entitle you to any ownership interest in the stocks included in or comprising any underlying or the basket.

Will there be an active trading market in the securities?

        Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange. There is no assurance that a liquid trading market will develop for the securities. Credit Suisse Securities (USA) LLC ("CSSU") currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time.

        If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

What are the U.S. federal income tax consequences of investing in the securities?

        Please refer to "Certain United States Federal Income Tax Considerations" on page PS-19 for a discussion of certain U.S. federal income tax considerations for making an investment in the securities.

What will I receive if you redeem the securities?

        The securities may be redeemed under circumstances set forth in the applicable pricing supplement in whole, but not in part, on any early redemption date by giving at least five business days notice. If the securities are redeemed, you will receive 100% of the principal amount of your securities, together with any accrued but unpaid interest.

        Please refer to "Risk Factors" on page PS-3.

 RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. You should to read the following information about these risks, together with the other information contained or incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

The securities are not principal-protected

        An investment in the securities is not principal-protected and you may receive less at maturity than you originally invested in the securities, or you may receive nothing. If a knock-in event occurs and the level of the underlying or the basket, as applicable, on the valuation date is less than its initial level, you will be fully exposed to any depreciation in such underlying or the basket. In this case, the redemption amount may be less than the principal amount of the securities and you could lose your entire investment.

The redemption amount will not exceed the principal amount

        The redemption amount paid at maturity or upon early redemption will never exceed the principal amount of your securities. If the final level of each underlying or the basket, as applicable, is greater than its respective initial level (regardless of whether a knock-in event has occurred), you will not participate in any appreciation of any of the underlyings or the basket, as applicable. In addition to the redemption amount, you will also receive interest payments as specified in the applicable pricing supplement to maturity or the date of early redemption, as the case may be.

If a knock-in event occurs with respect to any underlying or basket, as applicable, your return may be based on the performance of the lowest performing underlying, if specified in the applicable pricing supplement

        If a knock-in event occurs, your return may be based on the performance of the lowest performing underlying, if specified in the applicable pricing supplement. In such case, the redemption amount will reflect only the return of the lowest performing underlying, subject to a maximum return of zero, and the redemption amount will not reflect any other better performing underlying.

For securities linked to the performance of more than one underlying, your return will be negative if a knock-in event occurs with respect to any underlying and the final level of any underlying is below its initial level

        For securities linked to the performance of more than one underlying, your return will be negative if a knock-in event occurs with respect to any underlying and the final level of any underlying is below its initial level. In such case, your return will be based on the lowest performing underlying even if a knock-in event never occurs with respect to the lowest performing underlying.

For securities linked to the performance of more than one underlying, you will be fully exposed to the risk of fluctuations in the levels of each underlying

        If the applicable pricing supplement specifies that the securities are linked to the performance of more than one underlying, the securities will be linked to the individual performance of each underlying. In such case, because such securities are not linked to a basket, which could reduce the risk of a knock-in event because of diversification among all of the components of the basket, you will be exposed to the risk of fluctuations in the levels of the underlyings to the same degree for each underlying.

If the applicable pricing supplement specifies that the underlyings or the basket is subject to intra-day or continuous monitoring, it is possible that a knock-in event could occur under circumstances that would not result in the occurrence of a knock-in event if the relevant underlying or the basket was instead subject to closing level monitoring

        Each underlying or basket, as applicable, will be subject to intra-day monitoring or closing level monitoring, or, if so specified in the applicable pricing supplement, another method for monitoring the underlyings or the basket, as applicable. If the underlyings or the basket are subject to intra-day monitoring, a knock-in event will occur if the level of such underlying or basket reaches or falls below the knock-in level at any time on any trading day during the observation period, even if the underlying or the basket closes above the knock-in level on that trading day. However, if the underlyings or the basket were instead subject to closing level monitoring, a knock-in event would not occur if the level of the underlying or the basket was at or below the knock-in level during any trading day during the observation period but closed above the knock-in level on every trading day during the observation period.

        The applicable pricing supplement may specify a different type of monitoring during the observation period for each underlying or the basket, as applicable. In addition, the pricing supplement may specify that a knock-in event will occur with respect to any underlying or the basket if the level of such underlying or the basket only falls below the knock-in level, rather than is at or below such knock-in level.

For securities linked to the performance of a basket, the basket components may not be equally weighted

        The basket will be composed of two or more underlyings, each of which may have a different weight in determining the value of the basket, depending on the component weightings specified in the applicable pricing supplement. For example, the applicable pricing supplement may specify a basket containing two basket components with component weightings of 75% and 25%. One consequence of such an unequal weighting of the basket components is that the same percentage change in the basket components may have different effects on the basket level. For example, if a knock-in event does not occur, if the performance of the basket component with a 75% component weighting is 5% and the performance of the basket component with a 25% component weighting is 15%, the lesser weighted (and better performing) basket component will influence the basket level to a lesser degree than the basket component with the greater weighting.

Your return on the securities, if any, generally will not reflect any payments made with respect to the stocks included in or comprising the underlyings or the basket components, as applicable

        Your return on the securities, if any, will not reflect the return you would realize if you actually owned the stocks included in or comprising the underlyings or the basket components, as applicable, and received payments made with respect to such stocks. This is because the calculation agent will calculate the amount payable to you at maturity by reference to the value of such underlyings or basket components during the relevant observation period.

        As a holder of the securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of any component stocks comprising or included in the underlyings or the basket components would have.

        The closing levels of indices and funds generally reflect the prices of the components as calculated in the relevant reference index or fund without taking into consideration the value of any payments to holders of those stocks. There are certain indices, generally referred to as total return indices, that include distributions paid on the stocks included in the index in the index return. If an index (or index underlying a fund) is described as a total return index with 100% distribution reinvestment, the distributions paid on the stocks included in such index (or index underlying a fund) are deemed to be reinvested in such index (or index underlying a fund), so that the level of such index (or index underlying a fund) would include such distributions.

The securities may be subject to early redemption, which may limit your ability to accrue interest over the full term of the securities

        The securities may be subject to early redemption. If the securities are redeemed, you will receive only the principal amount of your securities and any accrued but unpaid interest to and including the early redemption date. In this case, you will lose the opportunity to continue to accrue and be paid interest from the early redemption date to the stated maturity date. Additionally, if the securities are redeemed prior to the maturity date, you may be unable to invest in other securities with similar level of risk and yield as the securities.

An investment in the securities is not the same as an investment in the stocks included in or comprising the underlyings or the basket components, as applicable

        The payment of dividends on the stocks included in or comprising any underlying or the basket components, as applicable, has no effect on the calculation of the level of any underlying or the basket components. Therefore, if a knock-in event occurs, the return on your investment based on the percentage change of the underlying or the basket, as applicable, is not the same as the total return based on the purchase of the stocks included in the underlying or the basket components. As an investor in the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks included in or comprising any underlying or the basket components, as applicable.

The formula for determining the redemption amount does not take into account changes in the level of the underlyings or the basket components, as applicable, prior to the valuation date

        Changes in the level of the underlyings or the basket components, as applicable, between the date or dates on which the final level of such underlying or the basket is calculated will not be reflected in the calculation of the redemption amount payable at maturity, other than to determine whether a knock-in event has occurred and whether an early redemption right has been triggered. The calculation agent will calculate the redemption amount by comparing only the initial level and final level of such underlying or the basket specified in the applicable pricing supplement. As a result, you may lose part of your investment even if such underlying or basket has appreciated before falling to a level below the initial level on the relevant valuation date or dates.

There may be little or no secondary market for the securities

        The securities will not be listed on any securities exchange. We cannot assure you that a secondary market for the securities will develop. CSSU currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

You have no recourse against the sponsor of any reference index or fund or any issuers of the stocks included in or comprising any reference index or fund

        The policies of any sponsor concerning additions, deletions or substitutions of securities included in or comprising any reference index or fund and the manner in which changes affecting any relevant reference index are reflected in such reference index or fund or, for a fund, the calculation of that fund's net asset value, could affect the market price of the shares of such fund or the level of such reference index, as applicable, and, therefore, the redemption amount and the market value of the securities before maturity. The applicable sponsor may also discontinue or suspend calculation or dissemination of the relevant reference index or fund, which could have an adverse effect on the redemption amount and the market value of the securities before that date.

        You will have no rights against any sponsor or any issuers of the stocks included in or comprising any reference index or fund. The securities are not sponsored, endorsed, sold or promoted by any sponsor or any such issuer. No sponsor or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No sponsor or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of any reference index or fund to track general market performance. Unless otherwise provided in the applicable pricing supplement, the only relationship any sponsor has with us is in the licensing of trademarks or service marks and certain trade names and the use of the reference indices and funds, which are determined, composed and calculated by the relevant sponsor without regard to us or the securities. No sponsor has any obligation to take our needs or your needs into consideration in determining, composing or calculating any reference index or fund. No sponsor or any issuer of a stock comprising any reference index or fund is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the redemption amount of the securities is to be determined. No sponsor or any such issuer has any liability in connection with the administration, marketing or trading of the securities.

The United States federal income tax consequences of the securities are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the notes and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this product supplement.

The market value of the securities may be influenced by many factors that are unpredictable

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which CSSU may be willing to purchase or sell the securities in the secondary market, including:

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  the current level of the underlyings or the basket, as applicable;

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  interest and yield rates in the market;

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  the volatility of any of the underlyings or the basket, as applicable;

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  the early redemption feature;

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  economic, financial, political and regulatory or judicial events that affect the stocks included in or comprising the underlyings or the basket, as applicable, or stock markets generally and which may affect the level of any underlying or basket;

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  the time remaining to the maturity of the securities;

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  the dividend rate on the stocks included in the underlying or the basket, as applicable; and

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  Credit Suisse's creditworthiness, including actual or anticipated downgrades in our credit ratings.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

Our hedging activity may affect the value of the stocks included in or comprising the underlyings or the basket components, as applicable, and therefore the market value of the securities

        We expect to hedge our obligations under the securities through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the stocks included in or comprising the underlyings or the basket components, as applicable, or in other instruments, such as options, swaps or futures, based upon the stocks included in the underlyings or the basket components. This hedging activity could affect the value of the stocks included in the underlyings or the basket components, as applicable, and therefore the market value of the securities. Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the securities declines.

Historical performance of the underlyings or the basket, as applicable, is not indicative of future performance

        The future performance of the underlyings or the basket, as applicable, cannot be predicted based on their historical performance. We cannot guarantee that the level of any underlying or the basket will not decrease to or below its knock-in level or that you will not receive at maturity an amount substantially less than the principal amount of your securities.

Investing in a security linked to stocks in a foreign market bears potential risks

        An investment in the securities involves considerations that may not be associated with a security linked to indices based on or funds that include stocks of U.S. issuers. These considerations relate to foreign market factors generally and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions and different and, in some cases, more adverse economic environments.

The redemption amount will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect an underlying or a basket component that includes stocks traded in currencies other than the U.S. dollar

        Although the stocks included in any reference index or comprising any fund may be traded in, or their prices may be converted into, currencies other than U.S. dollars, the securities are denominated in U.S. dollars, and the redemption amount will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the stocks included in any reference index or comprising any fund are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the level of any reference index or any fund and whether a knock-in event occurs. The amount we pay in respect of the securities on the maturity date will be determined solely in accordance with the procedures set forth under "Description of the Securities—Redemption amount."

The securities may be subject to currency exchange risk

        Because the prices of the stocks included in one or more of the underlyings or the basket components, as applicable, may be converted into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of such underlying or basket component, as applicable, holders of the securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such underlying or basket component. An investor's net exposure will depend on the extent to which the currencies of the countries represented in any such underlying or basket component strengthen or weaken against the U.S. dollar or such other currency. If, taking into account such weighting, the U.S. dollar or such other currency strengthens against such other currency, the level of any such underlying or basket component may be negatively affected, which may in turn affect whether a knock-in event occurs and the level of the underlyings or the basket component, as applicable on the valuation date.

        Of particular importance to potential currency exchange risk are:

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  existing and expected rates of inflation;

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  existing and expected interest rate levels;

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  the balance of payments; and

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  the extent of governmental surpluses or deficits in the countries represented in the underlyings or the basket components and the United States of America.

        All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the underlyings, the United States and other countries important to international trade and finance.

There may be potential conflicts of interest

        We, CSSU and/or any other affiliate may from time to time buy or sell futures contracts related to the stocks included in the underlyings or derivative instruments related to the underlyings for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such stocks or the value of the underlyings, and thus affect the market value of the securities.

        In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks included in the underlyings, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding some or all of the issuers of the stocks included in the underlyings. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks included in the underlyings and/or the level of the underlyings and, consequently, the market price and the redemption amount payable at maturity of the securities.

        The original issue price of the securities includes commissions paid to CSSU and certain costs of hedging our obligations under the securities. The affiliates through which we hedge our obligations under the securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than initially projected.

Market disruptions may adversely affect your return

        The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing any underlying on any trading day during the observation period or from calculating the redemption amount. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the valuation dates and the maturity date will be postponed and your return will be adversely affected.

For securities linked to the performance of a fund, anti-dilution protection is limited

        For securities linked to the performance of a fund, the calculation agent will make adjustments to the share adjustment factor applicable to a fund for certain events affecting such fund. The calculation agent is not required, however, to make such adjustments in response to all actions. If such an event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See "Description of the Securities—Anti-dilution adjustments for funds" for further information.

Holdings of the securities by our affiliates and future sales may affect the price of the securities

        Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

 CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the securities as described in this pricing supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-11 of the prospectus supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from any offering to hedge our obligations under the securities.

        One or more of our affiliates before and following the issuance of any securities may acquire or dispose of positions relating to any underlying or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such underlyings or the stocks included in or comprising any underlyings to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the underlyings. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying, there can be no assurance that the levels of the underlyings will not be affected.

        From time to time after issuance and prior to the maturity of the securities, depending on market conditions (including the level of the underlyings), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the underlyings, or the stocks included in or comprising any underlying. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any underlying or the stocks included in or comprising any underlying, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular exchange or market.

        The original issue price of the securities will include the commissions paid to CSSU with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

 DESCRIPTION OF THE SECURITIES

        This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

General

        The securities are medium-term notes as described in the accompanying prospectus supplement and are linked to the performance of one or more underlyings or a weighted basket of underlyings. The applicable pricing supplement will specify the underlyings or the basket of underlyings to which the securities are linked.

        The securities will not be listed on any securities exchange.

Interest

        The securities will accrue interest at a rate per annum from and including the issue date of the securities to and including the earlier of the maturity date or early redemption date, subject to the modified following business day convention.

        The applicable pricing supplement will set forth the interest payment dates applicable to the securities. If any such interest payment date is not a business day, interest will be payable subject to the modified following business day convention, which means that payment will be made on the first following business day, unless that business day falls in the next calendar month, in which case the payment will be made on the first preceding business day.

Early redemption; defeasance

        The securities may be subject to an early automatic call and/or may be redeemable at our option (the early automatic call and redemption at our option together, "early redemption"), in each case in whole, but not in part at 100% of the principal amount of your securities, together with any accrued but unpaid interest. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

        The securities are not subject to redemption at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date of the securities will be specified in the applicable pricing supplement and is subject to postponement as described below under "—Market disruption events," unless otherwise specified in the applicable pricing supplement. No interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

        Unless previously redeemed, or purchased by us and cancelled, each security will be redeemed on the maturity date at the redemption amount described below.

Redemption amount

        The redemption amount of the securities will depend on either the individual performance of each underlying or the performance of the basket and whether a knock-in event occurs. Subject to early redemption, the redemption amount is determined as follows:

  •
  If a knock-in event occurs, the redemption amount per security will equal the principal amount per security multiplied by the sum of one plus the percentage change during the observation period of the relevant underlying or the basket, as applicable, subject to a maximum of zero. If a knock-in event has occurred, the maximum redemption amount per security will equal the principal amount per security, but the redemption amount will likely be less than the principal amount of your securities and you could lose your entire investment.

  •
  If a knock-in event does not occur, the redemption amount per security will equal the principal amount per security.

        Regardless of whether a knock-in event occurs, you will receive interest as specified in the applicable pricing supplement to the maturity date or early redemption date, as the case may be.

        A "knock-in event" occurs if, in the case of daily monitoring, the closing level of level of any underlying or the basket reaches or falls below its knock-in level on any day during the observation period, or in the case of continuous monitoring, the level of any underlying or the basket reaches or falls below its knock-in level at any time during the observation period. The applicable pricing supplement may specify that a knock-in event will occur if the closing level or level of any underlying or the basket falls below its knock in level on any day or at any time during the observation period, as applicable.

        The "knock-in level" for each underlying or the basket, as applicable, will be specified in the applicable pricing supplement. The applicable pricing supplement will specify whether the securities are subject to daily monitoring or continuous monitoring or another method for monitoring the underlyings or the basket.

        The "lowest performing underlying," if applicable, is the underlying for which the lowest value is obtained from the following equation:

final level – initial level
initial level

        The "basket component weighting" is the percentage of the basket applicable to each underlying, if applicable.

        The "observation period" is the period from and including the trade date to and including the final valuation date.

        The "valuation date" will be date or dates specified in the applicable pricing supplement and is subject to postponement if a market disruption event occurs on the relevant valuation date, unless otherwise specified in the applicable pricing supplement.

        The "initial level" of each underlying will equal the closing level of such underlying on the trade date or the business day immediately following the trade date, as specified in the applicable pricing supplement.

        The "final level" of each underlying will equal the closing level of such underlying on the final valuation date or the arithmetic average of the closing levels of such underlying on each of the valuation dates, as applicable.

        The "level" of any underlying at any time during the observation period will equal the level displayed on the relevant Bloomberg page at such time, as specified in the applicable pricing supplement (or such other page as may replace that page on that service, or if unavailable on that service, any other service displaying that level, in all cases as determined by the calculation agent).

        For a basket, the "level", on any underlying business day, will be the level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

        For a reference index, the "closing level", on any underlying business day, will be the level of the underlying determined by the calculation agent at the valuation time, which is the time at which the underlying sponsor calculates the closing level of the underlying on such underlying business day, as published by the underlying sponsor, subject to the provisions described under "—Adjustments to the calculation of the reference index" below.

        For a fund, the "closing level", on any underlying business day, will be the last reported sale price for one share of the fund, regular way, of the principal trading session on such day on the New York Stock Exchange (or such other national securities exchange on which the fund is listed or admitted to trading) multiplied by the share adjustment factor, subject to the provisions described under "—Adjustments to the calculation of a fund" below.

        For a basket, the "closing level" will, on any underlying business day, be the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

        A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

        An "underlying business day" is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges or related exchanges (each as defined below), other than a day on which one or more of the exchanges and related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange" means the principal exchange on which any underlying is traded. "Related exchange" means any exchange on which futures or options contracts relating to the underlying are traded.

        The "share adjustment factor" will be set to 1.0 on the date the securities are priced for initial sale to the public and is subject to adjustment as described under "—Anti-dilution adjustments for funds" below.

Market disruption events

        A "market disruption event" is, in respect of a reference index, the occurrence or existence on any underlying business day for such reference index during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

          (a)   an exchange in securities that comprise 20% or more of the level of such reference index based on a comparison of (1) the portion of the level of such reference index attributable to each component comprising such reference index in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of such reference index, in the case of (1) or (2) immediately before that suspension or limitation;

          (b)   a related exchange in options contracts on such reference index; or

          (c)   a related exchange in futures contracts on such reference index;

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

        A "market disruption event" is, in respect of a fund:

          (a)   the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such fund (or a successor fund) on the primary market for such shares (or such successor fund shares) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

          (b)   a breakdown or failure in the price and trade reporting systems of the primary market for the shares of the fund (or such successor fund) as a result of which the reported trading prices for such shares (or such successor fund shares) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

          (c)   the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the shares of the fund (or such successor fund shares), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of the fund or any instrument related to the shares of the fund or to adjust or unwind all or a material portion of any hedge position in the fund with respect to the securities.

        If the calculation agent determines that a market disruption event exists in respect of a reference index on a valuation date, then that valuation date for such reference index will be postponed to the first succeeding underlying business day for such reference index on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of such valuation date the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five underlying business days immediately following the scheduled valuation date. In that case, (a) the fifth succeeding underlying business day following the scheduled valuation date will be deemed to be the valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the underlying level for such reference index on that deemed valuation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each component comprising the reference index (subject to the provisions described under "—Adjustments to the calculation of a reference index" below).

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of a reference index on the final valuation date, the maturity date of the securities will be the fifth business day following the day on which the closing level for the valuation date for the reference index has been calculated.

        If the calculation agent determines that on a valuation date a market disruption event exists in respect of a fund, then that valuation date will be postponed to the first succeeding underlying business day on which the calculation agent determines that no market disruption event exists in respect of such fund, unless the calculation agent determines that a market disruption event in respect of such fund exists on each of the five underlying business days immediately following the valuation date. In that case, (a) the fifth succeeding underlying business day after the scheduled valuation date will be deemed to be the valuation date for such fund, notwithstanding the market disruption event in respect of the underlying, and (b) the calculation agent will determine the closing level for the valuation date on that deemed valuation date in accordance with the formula for and method of calculating such fund last in effect prior to the commencement of the market disruption event using its good faith estimate of the settlement prices that would have prevailed on the applicable exchange but for the suspension or limitation, as of the relevant valuation time on that deemed valuation date, of each such security comprising the fund (subject to the provisions described under "—Adjustments to the calculation of a fund" below).

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of the fund on the final valuation date, the maturity date of the securities will be the fifth business day following the day on which the closing level for the valuation date for the fund has been calculated.

        If the securities are linked to a basket, the valuation dates for each underlying comprising the basket not affected by a market disruption event shall be the scheduled valuation dates. In the event that a market disruption event exists in respect of an underlying that comprises the basket on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which the final level for each underlying comprising the basket has been calculated.

        If the existence of a market disruption event results in a postponement of the maturity date, no interest or other payment will be payable because of such postponement.

Adjustments to the calculation of a reference index

        If any reference index is (a) not calculated and announced by its sponsor or reference index calculation agent, as applicable, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor reference index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the reference index, then such reference index will be deemed to be the successor reference index so calculated and announced by that successor sponsor or successor reference index calculation agent, as applicable.

        Upon any selection by the calculation agent of a successor reference index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor reference index to the registered holders of the securities in the manner set forth below.

        If (x) on or prior to a valuation date any reference index sponsor, reference index calculation agent or reference index creator, as applicable, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date the reference index sponsor or reference index calculation agent, as applicable (or a successor sponsor or successor reference index calculation agent, as applicable) fails to calculate and announce the reference index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided by the trustee in the manner set forth below.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the securities, absent manifest error.

Adjustments to the calculation of a fund

        If the fund (or a successor fund (as defined herein)) is de-listed from the relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued fund (or such successor fund) (such fund being referred to herein as a "successor fund"). If the fund (or a successor fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund. If a successor fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund, that successor fund or closing level will be substituted for the fund (or such successor fund) for all purposes of the securities.

        If at any time:

  •
  the underlying index of the fund (or the underlying index related to a successor fund) is changed in a material respect, or

  •
  the fund (or a successor fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of the fund (or such successor fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level of an exchange-traded fund comparable to the fund (or such successor fund) as if those changes or modifications had not been made, and calculate the closing level with reference to the fund (or such successor fund), as adjusted.

        The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

        The calculation agent will be solely responsible for the method of calculating the closing level of one share of the fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Anti-dilution adjustments for funds

  Share splits and reverse share splits

        If the shares of a fund are subject to a share split or reverse share split, then once such split has become effective, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the product of:

  •
  the prior share adjustment factor, and

  •
  the number of shares which a holder of one share of the fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediate following the applicable effective date.

  Share dividends or distributions

        If a fund is subject to a (i) share dividend, i.e., an issuance of additional shares of the fund that is given ratably to all or substantially all holders of shares of the fund or (ii) distribution of shares of the fund as a result of the triggering of any provision of the corporate charter of the fund, then, once the dividend or distribution has become effective and the shares of the fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the prior share adjustment factor plus the product of:

  •
  the prior share adjustment factor, and

  •
  the number of additional shares issued in the share dividend or distribution with respect to one share of the fund.

  Non-cash distributions

        If a fund distributes shares of capital stock, evidences of indebtedness or other assets or property of the fund to all or substantially all holders of shares of the fund (other than (i) share dividends or distributions referred to under "—Share dividends or distributions" above and (ii) cash dividends referred under "—Extraordinary cash dividends or distributions" below), then, once the distribution has become effective and the shares of the fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the product of:

  •
  the prior share adjustment factor, and

  •
  a fraction, the numerator of which is the "current market price" of one share of the fund and the denominator of which is the amount by which such "current market price" exceeds the "fair market value" of such distribution.

        The "current market price" of a fund means the arithmetic average of the closing levels of one share of the fund for the ten underlying business days prior to the underlying business day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor.

        "Ex-dividend date" shall mean the first trading day on which transactions in the shares of a fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

        The "fair market value" of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the closing price of such distributed property on such ex-dividend date.

  Extraordinary Cash Dividends or Distributions

        A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the fund by an amount equal to at least 10% of the closing price of the fund on the first trading day immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

        If an extraordinary cash dividend occurs, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the product of:

  •
  the prior share adjustment factor, and

  •
  a fraction, the numerator of which is the closing price of the fund on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities as determined by at least three but not more than five broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        If we purchase any securities and surrender the securities for cancellation or redeem any securities, the trustee will cancel them.

        For a further description of procedures regarding global securities representing book-entry securities, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus and "Description of Notes—Book-Entry, Delivery and Form" in the accompanying prospectus supplement.

Calculation Agent

        The calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest" in this pricing supplement.

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

THE UNDERLYINGS

        The reference indices and/or funds to which the securities are linked will be specified in the applicable pricing supplement.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a general summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the securities. Except as indicated below under "—Tax treatment of Non-U.S. Holders," this discussion applies only to a U.S. Holder (as defined below) of a security that acquires the security pursuant to this offering at the initial offering price. This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly with retroactive effect. This discussion is limited to investors that hold the securities as capital assets (generally for investment purposes) for U.S. federal income tax purposes. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law, such as financial institutions, insurance companies, tax-exempt organizations, partnerships, dealers in securities or currencies, persons deemed to sell the securities under the constructive sale provisions of the Internal Revenue Code of 1986, as amended, and persons that hold the securities as part of a straddle, hedge, conversion transaction or other integrated investment. Furthermore, this discussion does not address any U.S. federal estate or gift tax laws or any state, local or foreign tax laws. Prospective investors are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of the purchase, ownership and disposition of the securities.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of a security that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership that is created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes. A "non-U.S. Holder" means a beneficial owner that is not a U.S. Holder.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns securities, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the securities should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY US FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

In general

        There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities. Under one approach, each security is treated as consisting of (a) a put option (the "Put Option") that requires the holder to cash settle against the value of the lowest performing reference index for an amount equal to the Deposit (as defined below) if any Underlying Index level declines to a defined floor level and ends up equal to or less than the Initial Level and (b) a deposit with us of cash, in an amount equal to the amount paid for a security (the "Deposit") to secure the holder's potential obligation to cash settle against the value of the lowest performing reference index. We intend to treat the securities consistent with this approach. We and by acceptance of a security, each holder, agree to treat the securities as consisting of a Deposit and a Put Option with respect to the reference indices for all U.S. federal income tax purposes. Except as otherwise provided in "—Alternative characterizations and treatments," the balance of this summary assumes that the securities are so treated.

Tax treatment of U.S. Holders

        In accordance with the agreed-upon tax treatment described above, a portion of the stated interest payments on a security should be treated as interest on the Deposit and the remainder should be treated as put premium received by the U.S. Holder in respect of the Put Option to us (the "Put Premium"). The applicable pricing supplement will specify the amount of the stated interest rate on the securities that constitutes interest on the Deposit and that constitutes Put Premium.

  Interest Payments on the Securities

        We will treat the Deposit as a debt obligation issued by us. Accordingly, we will treat each coupon payment as consisting of interest on the Deposit and the balance as Put Premium paid to you. The applicable pricing supplement will specify the amount of the stated interest rate on the securities that constitutes interest on the Deposit and that constitutes Put Premium. U.S. Holders should therefore include such interest component of the coupon in income as received or accrued, based on their method of accounting.

  Put Premium and Payment of Redemption Amount on the Securities

        A U.S. Holder should not be subject to tax upon receipt of the Put Premium.

        If the final level of the lowest performing index is less than or equal to the initial level, a U.S. holder will receive cash equal to the amount described above under "Description of the Securities—Redemption Amount" and should recognize short-term capital gain or loss equal to the difference between (a) the cash proceeds so received (other than in respect of any accrued but unpaid coupon on the security, which will be taxed as described above) plus the Put Premium, and (b) the U.S. Holder's tax basis in the security (generally equal to the amount of the Deposit).

        If the final level of the lowest performing index is greater than the initial level, a U.S. holder will receive cash equal the principal amount of the security and should recognize short-term capital gain or loss equal to the difference between (a) the cash proceeds so received (other than in respect of any accrued but unpaid coupon on the security, which will be taxed as described above) and (b) the U.S. Holder's tax basis in the security. This difference is expected to equal zero. The Put Option should be deemed to have expired unexercised and the Put Premium received should be treated as short-term capital gain at such time.

Sale or exchange of the securities

        Upon a sale of a security, a U.S. Holder should allocate the sale proceeds received between the Deposit and the Put Option on the basis of their respective fair market values on the date of sale. The U.S. Holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sale proceeds allocable to the Deposit and the U.S. Holder's adjusted tax basis in the Deposit (which will generally equal the issue price of the security). Except to the extent attributable to accrued but unpaid interest with respect to the Deposit, which will be subject to tax as described above under "—Interest Payments on the Securities," such gain or loss will be short-term capital gain or loss if the U.S. Holder has held the security for not more than one year, and long-term capital gain or loss if the U.S. Holder has held the security for more than one year. A U.S. Holder should recognize short-term capital gain equal to the amount of remaining sale proceeds allocable to the Put Option plus any previously received Put Premium. If the value of the Deposit exceeds the total sale proceeds received, then the U.S. Holder should be treated as having paid the buyer an amount equal to the amount of such excess in exchange for the buyer's assumption of the U.S. Holder's rights and obligations under the Put Option. In such a case, the U.S. Holder should recognize a short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received and the amount of the payment deemed made by the U.S. Holder to the buyer with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the sale proceeds allocated to the Deposit in determining the gain or loss in respect of the Deposit.

Alternative characterizations and treatments

        Although we intend to treat each security as a Deposit and a Put Option, there are no regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the securities. Accordingly, no assurance can be given that the Internal Revenue Service ("IRS") would accept or that a court would uphold the characterization and treatment described above. The securities could be subject to some other characterization or treatment for U.S. federal income tax purposes which would affect the timing and the character of any income or loss with respect to the securities, potentially adversely. For example, the securities could be treated as "contingent payment debt instruments" ("CPDIs") for U.S. federal income tax purposes. Other characterizations and treatments of the securities are possible. Prospective investors in the securities should consult their tax advisors as to the tax consequences to them of purchasing securities, including any alternative characterizations and treatments.

Tax treatment of Non-U.S. Holders

        Any capital gain realized upon the sale or other disposition of the securities by a non-U.S. Holder, including capital gain resulting from the delivery of cash upon redemption of the securities, generally will not be subject to United States taxation unless: (1) such gain is effectively connected with a U.S. trade or business of such non-U.S. Holder or (2) in the case of a non-U.S. Holder who is an individual, such non-U.S. Holder is present in the United States for 183 days or more during the taxable year of the sale or other disposition.

        Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion relating to U.S. Holders, above.

U.S. federal estate tax treatment of Non-U.S. Holders

        The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

        On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (a) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (b) whether income and gain on such an instrument should be ordinary or capital, and (c) whether foreign holders should be subject to withholding tax on any deemed income accrual.

        Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding Notice 2008-2 and its possible impact on you.

Possible Legislation on Prepaid Forwards

        On December 19, 2007, Representative Richard Neal introduced a tax bill (the "Bill") before the House Ways and Means Committee that would apply to "prepaid derivative contracts" acquired after the date of enactment of the Bill. The Bill, if enacted, would apply to certain derivative financial contracts with a term of more than one year, where there is no substantial likelihood that the taxpayer will be required to pay any additional amount thereunder, and would require the holder of such a contract to include as interest income each year in respect of such contract an amount determined by reference to the monthly U.S. federal short-term rate determined under Code section 1274(d). A holder's tax basis in such contract would be increased by the amount so included. Any gain (either at maturity or upon sale) with respect to the contract would be treated as long-term capital gain if the contract is a capital asset in the hands of the holder and such holder has held the contract for more than one year. Any loss would be treated as ordinary loss to the extent of prior interest accruals.

        While the Bill, if enacted, would not apply to the securities (due to its prospective effective date), it is not possible to predict whether any tax legislation that may ultimately be enacted will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding the Bill and any future tax legislation that may apply to your securities.

Information reporting and backup withholding

        Distributions made on the securities and proceeds from the sale of securities to or through certain brokers may be subject to a "backup" withholding tax on "reportable payments" unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the securities generally would be refunded by the IRS or allowed as a credit against the holder's U.S. federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim.

        Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.

 BENEFIT PLAN INVESTOR CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, (the "Code"), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment therein (we refer to the foregoing collectively as "Plans") and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans ("Non-ERISA Arrangements") are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a "Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

        Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent deposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

 UNDERWRITING

        Unless otherwise specified in the applicable pricing supplement, we will sell the securities to CSSU, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. CSSU may offer the securities it has purchased as principal to other dealers. CSSU may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by CSSU from us. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed.

        Each issue of securities will be a new issue of securities with no established trading market. CSSU intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker- dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        CSSU, the underwriter, is our affiliate. Accordingly, any offering in which CSSU participates will be conducted in accordance with the applicable provisions of NASD Rule 2720.

        We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

        In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by CSSU in excess of the principal amount of securities CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        In the United States, the securities may be offered for sale in those jurisdictions where it is lawful to make such offers.

        CSSU has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or CSSU that would permit a public offering of the securities or possession or distribution of this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the securities as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

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  Registration Statement No. 333-132936-14 Dated March 29, 2007 Securities Act of 1933, Rule 424(b)(2)
PRODUCT SUPPLEMENT NO. 8A TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008 TO PROSPECTUS DATED MARCH 29, 2007
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Callable Yield Notes Linked to the Performance of One or More Indices or Exchange Traded Funds or a Weighted Basket of Indices and/or Exchange Traded Funds
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TABLE OF CONTENTS
NOTICE TO INVESTORS
SUMMARY
RISK FACTORS
CREDIT SUISSE
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE UNDERLYINGS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
BENEFIT PLAN INVESTOR CONSIDERATIONS
UNDERWRITING
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